EXHIBIT 21


                        SUBSIDIARIES OF THE COMPANY

     The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company and does business under its corporate name.

     Aire Sellado, S.A. de C.V.              Mexico
     Creative Packaging Corporation*         Japan
     Danco (NZ) Limited***                   New Zealand
     E. T. Bygg AS                           Norway
     L'Imballaggio S.r.l.                    Italy
     Noja Immobiliaria, S.A. de C.V.         Mexico
     Omni Supply Inc.**                      North Carolina
     PolyMask Corporation*                   Delaware
     Polypride, Inc.                         Delaware
     Sealed Air Australia Pty. Limited       Queensland, Australia
     Sealed Air Brasil Ltda.                 Brazil
     Sealed Air B.V.                         Netherlands
     Sealed Air (Canada) Inc.                Ontario, Canada
     Sealed Air Espana, S.A.                 Spain
     Sealed Air (Far East) Limited           Hong Kong
     Sealed Air (FPD) Limited                England
     Sealed Air GmbH                         Germany
     Sealed Air Japan Limited                Nevada
     Sealed Air (Korea) Limited              Korea
     Sealed Air Limited                      England
     Sealed Air (Malaysia) Sdn. Bhd.         Malaysia
     Sealed Air N.V.                         Belgium
     Sealed Air (NZ) Limited                 New Zealand
     Sealed Air Norge AS                     Norway
     Sealed Air Oy                           Finland
     Sealed Air Packaging (Shanghai)         China
            Co. Ltd.
     Sealed Air (Philippines) Inc.           Philippines
     Sealed Air Polska Sp. z.o.o.            Poland
     Sealed Air S.A.**                       France
     Sealed Air (Singapore) Pte. Limited     Singapore
     Sealed Air S.p.A.                       Italy
     Sealed Air Svenska AB                   Sweden
     Sealed Air Systems S.A.                 France
     Sealed Air Taiwan Limited               Taiwan
     Sealed Air Thailand Limited             Thailand
     Sealed Air Trucking, Inc.               Delaware
     Tepak S.p.A.                            Italy
     Trigon Packaging Systems (NZ)           New Zealand
          Limited****
     Trigon Viskase Pty. Limited*            Queensland, Australia



*The Company directly or indirectly owns 50% of the outstanding shares. **The Company directly or indirectly owns a majority of the outstanding shares.
***Does business as Sealed Air (New Zealand) Packaging Products Division. ****Does business as Sealed Air (New Zealand) Food Packaging Division.


     Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1997.